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Exhibit 99.1


Media Contact: Peter Thonis, 972-507-5367 (pager 800-759-8888 pin 113-1814)
e-mail: peter.thonis@hq.gte.com


                                                                  April 10, 2000

                          STATEMENT FROM GTE ON GENUITY


IRVING, Texas -- GTE Chairman and CEO Charles R. Lee announced that GTE's Board of Directors approved a significantly increased capital expenditure plan that will enable Genuity, formerly GTE Internetworking, to accelerate the build-out of its network infrastructure. The build-out will require capital expenditures of $1.8 billion to $2 billion in 2000, and $11 billion to $13 billion over five years.

Genuity also filed a registration statement with the SEC for the initial public offering of the company's shares. Proceeds will be used to offset a portion of these capital expenditures. "GTE believes a public offering will give Genuity additional capital to execute its strategy in architecting, building and operating the infrastructure for the Internet economy,'" Lee said.

"GTE's foremost priority continues to be completion of our merger with Bell Atlantic, which we are targeting for later this quarter. The transition of Genuity to a public company is part of a comprehensive proposal we have filed with the FCC in order to complete the merger. Approving these additional capital expenditures and moving forward with the public offering at this time is consistent with GTE's overall growth strategy in its other businesses," he said. "Since we have taken this action prior to our merger with Bell Atlantic, we believe it is important to comment on the impact to GTE on a standalone basis."


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GTE - 2

GTE said it expects to meet its current guidance for the first half of this year. Assuming a public offering of Genuity, the impact to GTE of the increase in capital spending as well as additional costs for customer acquisition will be as follows:

         o For the year 2000, GTE's revenue is expected to be in the high single digits, consistent with prior guidance.

         o Earnings per share growth for the full year on a standalone basis is expected to be in the high single digits.

         o Earnings per share growth in 2001 and 2002 is expected to be in the 10 percent range and will accelerate to at least the mid teens thereafter.

         "These are critical steps for GTE's Internet strategy and to enable Genuity to continue to capitalize on its 30 years of innovation in the Internet industry," Lee said.

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                           FORWARD-LOOKING STATEMENTS

This announcement contains forward-looking statements. For each of these statements, GTE claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. If future events and actual performance differ materially from GTE's assumptions, actual results could vary significantly from the performance projected in these forward-looking statements.

A registration statement related to Genuity's Class A common stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The public offering will be made only by means of a prospectus, which, when available, may be obtained from Morgan Stanley Dean Witter, 1585 Broadway, New York, New York 10036; or Salomon Smith Barney, 328 Greenwich Street, New York, New York 10013.

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GTE - 3


The following important factors could affect future results and could cause those results to differ materially from those expressed in this announcement: materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments; material changes in available technology; the final outcome of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, universal service, and unbundled network element and resale rates; the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets; the success of our efforts to expand service capability in the data communication, long-distance and enhanced services segments of the telecommunications marketplace and to provide a bundle of products and services both in and outside of its traditional service territories; the timing of, and regulatory or other conditions associated with, the completion of our merger with Bell Atlantic and our ability to combine operations and obtain revenue enhancements and cost savings following the merger; and the timing of, and regulatory or other conditions associated with, the ultimate completion of the wireless joint venture between Bell Atlantic Corporation and Vodafone AirTouch Plc, and the ability of the new wireless enterprise to combine operations and obtain revenue enhancements and cost savings.

GTE's Annual Report on Form 10-K for the year ended December 31, 1999 discusses in greater detail the important factors that could cause its actual results to differ materially.